Exhibit 8.1

ALLEN & OVERY

Carvana Receivables Depositor LLC	Allen & Overy LLP
1930 W. Rio Salado Parkway	1221 Avenue of the Americas
Tempe, Arizona 85281	New York NY 10020

	Tel	212 610 6300
	Fax	212 610 6399

December 8, 2021

Re: U.S. Federal Income Tax Consequences

Ladies and Gentlemen:

We are issuing this opinion letter as special U.S. federal tax counsel to Carvana Receivables Depositor LLC (the “Depositor”) and Carvana, LLC (“Carvana”) in connection with the issuance of the Offered Notes (as defined on Exhibit A hereto) by Carvana Auto Receivables Trust 2021-N4 (the “Issuing Entity”) pursuant to an Indenture (the “Indenture”), to be dated as of December 15, 2021, by and among the Issuing Entity, Carvana Auto Receivables Grantor Trust 2021-N4 (the “Grantor Trust”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”). Only the Offered Notes are being offered for sale in a transaction pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Issuing Entity intends to issue the Offered Notes, at least 5% (by principal amount) of each class will initially be retained by Carvana or one or more of its majority-owned affiliates, on or about December 15, 2021 (the “Issuance Date”). We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and in order to express the opinions hereinafter stated, we have examined:

(i) a copy of the registration statement on Form SF-3 (File No. 333-239650) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act on July 2, 2020, as amended by pre-effective Amendment No. 1 filed on September 1, 2020, and as further amended by pre-effective Amendment No. 2 filed on October 1, 2020, with respect to asset-backed notes, including the Offered Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the preliminary prospectus, dated December 1, 2021, relating to the Offered Notes that was filed with the Commission on December 1, 2021 pursuant to Rule 424(h)(1) under the Securities Act, and a copy of the prospectus, dated December 6, 2021, relating to the Offered Notes that was filed with the Commission on December 8, 2021 (the “Prospectus”) pursuant to Rule 424(b)(5) under the Securities Act;

(iii) a copy of the Trust Agreement, dated as of January 20, 2021, and a form of the Amended and Restated Trust Agreement; to be dated as of the Issuance Date, between the Depositor and BNY Mellon Trust of Delaware, as owner trustee;

(iv) a copy of the Grantor Trust Agreement, dated as of January 20, 2021, and a form of the amended and restated Trust Agreement; to be dated as of the Issuance Date, between the Issuing Entity and BNY Mellon Trust of Delaware, as grantor trust trustee;

(v) a form of the Receivables Purchase Agreement, to be dated as of the Issuance Date, by and between Carvana, as seller, and the Depositor, as purchaser;

(vi) a form of the Receivables Transfer Agreement, to be dated as of the Issuance Date, by and between the Depositor and the Issuing Entity;

(vii) a form of the Receivables Contribution Agreement, to be dated as of the Issuance Date, by and between the Issuing Entity and the Grantor Trust;

(viii) a form of the Indenture;

(ix) a form of the Servicing Agreement, to be dated as of the Issuance Date, by and among the Issuing Entity, the Grantor Trust, the Indenture Trustee, Bridgecrest Credit Company, LLC, as servicer (the “Servicer”), and Vervent Inc., as backup servicer (the “Backup Servicer”);

(x) a form of the Backup Servicing Agreement, to be dated as of the Issuance Date, by and among the Issuing Entity, the Grantor Trust, the Servicer, and the Backup Servicer;

(xi) a form of the Collateral Custodian Agreement, to be dated as of the Issuance Date, by and among the Issuing Entity, the Grantor Trust, Carvana, as administrator, the Servicer, Wells Fargo Bank, National Association, acting through its custody division, as collateral custodian, and the Indenture Trustee;

(xii) a form of the Administration Agreement, to be dated as of the Issuance Date, by and among the Issuing Entity, the Grantor Trust, Carvana, as administrator, and the Indenture Trustee;

(xiii) a form of the Asset Representations Review Agreement, to be dated as of the Issuance Date, by and among the Issuing Entity, the Grantor Trust, Carvana, as administrator and as sponsor, the Servicer and Clayton Fixed Income Services LLC, as asset representations reviewer; and

(xiv) such other documents as we have deemed necessary for the expression of the opinions contained herein.

The documents described in clauses (iii) through (xiii) collectively are referred to herein as the “Transaction Documents.”

We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion letter.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the Issuing Entity will be operated in accordance with the terms of the Transaction Documents.

Based on the foregoing and assuming that the Transaction Documents are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, to the extent that the discussions presented in the Prospectus under the headings “Prospectus Summary—Tax Considerations” and “Certain Material Federal Income Tax Consequences” expressly state our opinion, or state that our opinion has been or will be provided as to the Offered Notes, we hereby confirm and adopt such opinion herein. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinion rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering this opinion letter, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any Offered Notes as described in the Prospectus or to maintain the Issuing Entity as an entity that will not be characterized as an association or publicly traded partnership, in either case, taxable as a corporation for U.S. federal income tax purposes.

We hereby consent to the filing of this opinion letter on Form 8-K in connection with the sale of the Offered Notes and the reference to our firm in the Prospectus under the heading “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ ALLEN & OVERY LLP

ALLEN & OVERY LLP

EXHIBIT A

Offered Notes

(i) $172,560,000 aggregate principal amount of the 0.83% Class A-1 Asset-Backed Notes (the “Class A-1 Notes”);

(ii) $63,880,000 aggregate principal amount of the 1.80% Class A-2 Asset-Backed Notes (the “Class A-2 Notes”);

(iii) $55,200,000 aggregate principal amount of the 1.24% Class B Asset-Backed Notes (the “Class B Notes”);

(iv) $55,660,000 aggregate principal amount of the 1.72% Class C Asset-Backed Notes (the “Class C Notes”); and

(v) $56,580,000 aggregate principal amount of the 2.30% Class D Asset-Backed Notes (the “Class D Notes”).

The Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes are referred to collectively herein as the “Offered Notes.”

4